                                                                   EXHIBIT 23(C)


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
BayBanks, Inc.:

We consent to the incorporation by reference in the Bank of Boston Corporation registration statement on Form S-8 dated January 19, 1996, of our report dated January 24, 1995, with respect to the consolidated balance sheets of BayBanks, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994.


                                       /s/ KPMG Peat Marwick LLP

                                       KPMG PEAT MARWICK LLP

Boston, Massachusetts
January 19, 1996